UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015 (May 29, 2015)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On June 1, 2015, Inland Residential Properties Trust, Inc. (the “Company”) amended and restated its distribution reinvestment plan (the “Amended & Restated DRP”) to change the reinvestment of distributions on Class T shares into additional Class T shares. Formerly, the distributions on Class T shares would have been reinvested in Class A shares.

The description of the Amended & Restated DRP in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amended & Restated DRP attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2015, the Company filed the Articles of Amendment (defined below) with the Maryland State Department of Assessments and Taxation to reflect the change in the reinvestment of distributions of Class T shareholders as described above under Item 3.03 and to clarify the Company’s obligation to reimburse the Company’s business manager and its affiliates for organization and offering expenses. The board of directors of the Company advised, authorized, approved and ratified the Articles of Amendment, and submitted the Articles of Amendment for consideration and approval of the Company’s sole stockholder on May 29, 2015. As disclosed below in Item 5.07, the Articles of Amendment were approved by written consent of the Company’s sole stockholder. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 29, 2015, Inland Real Estate Investment Corporation, the Company’s sole stockholder, acted by written consent to approve certain amendments (the “Articles of Amendment”) to the Company’s Articles of Amendment and Restatement, as amended. This item was acted upon as described further in Item 5.03 above.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of Inland Residential Properties Trust, Inc., dated May 29, 2015

10.1	Second Amended and Restated Distribution Reinvestment Plan, dated June 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	June 3, 2015	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment of Inland Residential Properties Trust, Inc., dated May 29, 2015

10.1	Second Amended and Restated Distribution Reinvestment Plan, dated June 1, 2015